Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Key Tronic 401(k) Retirement Savings Plan
Spokane Valley, Washington
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-159582, No. 333-70917, No. 333-61202, No. 333-199566) of Key Tronic Corporation of our report dated December 11, 2014 relating to the financial statements and supplemental schedule of the Key Tronic 401(k) Retirement Savings Plan which appear in this Form 11-K for the year ended June 30, 2014.
/s/ BDO USA, LLP

Spokane, Washington
December 11, 2014